                                                                     Exhibit 4.1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                         Void after July 1, 1999

                                ADAC LABORATORIES
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK



        THIS CERTIFIES THAT, for value received, Bain & Company, Inc. is entitled to subscribe for and purchase shares of the fully paid and non assessable Common Stock, $.01 par value, of ADAC LABORATORIES, subject to the provisions and upon the terms and conditions hereinafter set forth.

1.      Definitions

        For the purposes of this Warrant, the following terms shall have the following meanings:

               (a) Act. "Act" means the Securities Act of 1933, as amended.

               (b) Common Stock. "Common Stock" means the fully paid and nonassessable Common Stock, $.01 par value, of the Company.

               (c) Company. "Company" means ADAC Laboratories, a California corporation.

               (d) Date of Agreement. "Date of Agreement" means July 1, 1994.

               (e) Date of Grant. "Date of Grant" means August 11, 1994.

               (f) Shares. "Shares" means up to 60,000 shares of Common Stock, which amount is subject to adjustment pursuant to Section 5 hereof.

               (g) Value at Exercise. "Value at Exercise" means the weighted (by trading volume) average closing market price of the Company's Common Stock on the NASDAQ (or, if the Common Stock should cease to be traded thereon, on such other exchange or public trading market on which the Common Stock may then become traded) over the twenty (20) trading days immediately preceding the date which is two trading days prior to the date this Warrant is surrendered.

               (h) Warrant. "Warrant" means this Warrant which entitles Bain & Company, Inc., subject to the provisions and upon the terms and conditions set forth herein, to purchase shares of Common Stock.

               (i) Warrant Price. "Warrant Price" means initially a price of $6.50 (six dollars, fifty cents) per share of Common Stock, which price is subject to adjustment pursuant to Section 5 hereof.

2.      Conditions to Exercise.

               (a) Vesting. Subject to subsection 2(b) below, the purchase right represented by this Warrant shall be exercisable, cumulatively, as to the number of Shares subject to the Warrant shown below at any time during the term of this Warrant.


                                    NUMBER OF SHARES             CUMULATIVE NUMBER
        VESTING DATE                BECOMING EXERCISABLE         OF SHARES EXERCISABLE
        ------------                --------------------         ---------------------
        August 11, 1994                     3,100                        3,100
        September 1, 1994                   7,700                       10,800
        October 1, 1994                     7,700                       18,500
        November 1, 1994                    7,700                       26,200
        December 1, 1994                    7,700                       33,900
        January 1, 1995                     7,700                       41,600
        February 1, 1995                    7,700                       49,300
        March 1, 1995                       3,100(7,700) - See 2(c)     52,400/57,000
        April 1, 1995                       3,000                       55,400/60,000


               (b) Continued Consulting. In the event that Bain & Company, Inc. shall cease to serve as a consultant of the Company for any reason, the Warrant shall be exercisable only as to those shares which had vested (as noted in subsection 2(a) by the date that the Company gives Bain & Company, Inc. notice of its termination as a consultant to the Company or the date that Bain & Company, Inc. gives the Company notice that it is ceasing to serve as a consultant to the Company, whichever is earlier. The vesting of this Warrant is earned by Bain & Company, Inc.'s continued service as a consultant. This Warrant does not constitute an express or implied promise of a continued consulting relationship for the vesting period or any other period.

                      If Bain & Company, Inc. temporarily ceases to serve as
               Consultant to the Company, then the vesting shall end as of the date services cease and shall resume when services are re-engaged, but in no event later than the expiration date of the Warrant.

               (c) Vested shares for March will total 3,100 unless the resource level of September through February, 1995, is maintained for an additional month in which case 7,700 shares will vest. Resource level will be jointly agreed upon by Bain & Company and ADAC Laboratories.

3.      Method of Exercise; Payment; Issuance of New Warrant

        The holder hereof shall have the option to exercise this Warrant pursuant to the method set out in either Section 3(a) or 3(b) below.

               (a) Standard Method. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant at the principal office of the Company and by the payment to the Company, in cash or by certified or cashier's check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

               (b) Net Issuance Method. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant at the principal office of the Company. Upon such surrender, the holder of this Warrant is entitled to receive such number of fully paid and non assessable shares of the Company's Common stock as equals the product of (x) and (y) below, where
               (x) equals the quotient of (i) the Value at Exercise less the then applicable Warrant Price divided by (ii) the Value at Exercise and (y) equals the number of Shares for which this Warrant is being exercised. If the result of the foregoing calculation results in a number equal to or less than zero, no shares shall be delivered upon surrender of this Warrant.

               (c) Issuance of New Warrant. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock issuable upon such exercise shall be delivered to the holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such reasonable time. The holder hereof shall pay all transfer taxes, if any, arising from the exercise of this Warrant, and shall pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding requirements.

4.      Stock Fully Paid; Reservation of Shares

               All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non assessable. During the period within which the rights represented by this Warrant may be exercised, the Company will, at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.      Adjustment of Purchase Price and Number of Shares.

               The number of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

               (b) In the case of any reclassification or similar change of outstanding shares of Common Stock, or in case of any consolidation of the Company with or merger of the Company into another corporation (other than a merger whose sole purpose is to change the state of incorporation of the Company or a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder hereof shall have the right thereafter without payment of additional consideration, upon exercise of its rights hereunder, to receive the kind and amount of shares of stock and other securities and property that the holder hereof would have received, upon such reclassification, change, consolidation, merger, sale or conveyance, with respect to the number of shares of Common Stock issuable upon such exercise, if such exercise had occurred immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Alternatively, the Board of Directors of the Company may, in its sole discretion, provide a 30-day period immediately prior to such event in which the holder shall have the right to exercise the Warrant in whole or in part without regard to limitations on vesting. It shall be a condition of the effectiveness of any such transaction that one of the foregoing provisions of the benefit of this Warrant shall be lawfully and adequately provided for.

               (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

               (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6.      Notice of Adjustments.

               Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

7.      Fractional Shares.

               No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Value at Exercise then in effect.

8. Compliance with Securities Act; Non-transferability of Warrant; Disposition of Shares of Common Stock.

              (a) Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, the holder hereof shall if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so issued are being acquired for investment and not with a view toward distribution or resale, that the holder is an "accredited investor", as that term is defined in
              Section 2(15) of the Act, and that the holder has received such information concerning the Company and has had an opportunity to make inquiry as to the Company so as to allow the holder to make an informed investment decision to exercise this Warrant. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION

               STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

               (b) Transferability of Warrant. This Warrant may not be sold, transferred or assigned without the prior written consent of the Company and, if required, any governmental authority.

               (c) Disposition of Shares of Common Stock. With respect to any offer, sale or other disposition of any shares of Common stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law than in effect) of such shares of Common Stock and indicating whether or not under the Act certificates for such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder may sell or otherwise dispose of such shares of Common Stock in accordance with the terms of the notice delivered to the Company. If the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall promptly notify the holder.

                      Notwithstanding the foregoing paragraph, such shares of
               Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.

                      Each certificate representing the shares of Common Stock
               thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9.      No Rights of Stockholders.

        No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

10.     Expiration of Warrant.

        This Warrant shall expire and shall no longer be exercisable upon the occurrence of 5:00 p.m., Pacific Standard Time, on July 1, 1999.


                              ADAC LABORATORIES



                              By:
                                 -------------------------------------------
                                 Robert A. Starr
                                 Assistant Corporate Secretary


Date of Grant:  August 11, 1994

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAW. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                        Void after July 17, 2000

                                ADAC LABORATORIES
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK



        THIS CERTIFIES THAT, for value received, Bain & Company, Inc. is entitled to subscribe for and purchase shares of the fully paid and non assessable Common Stock, $.01 par value per share, of ADAC LABORATORIES, subject to the provisions and upon the terms and conditions hereinafter set forth.

1.      Definitions

        For the purposes of this Warrant, the following terms shall have the following meanings:

               (a) Act. "Act" means the Securities Act of 1933, as amended.

               (b) Common Stock. "Common Stock" means the fully paid and nonassessable Common Stock, $.01 par value, of the Company.

               (c) Company. "Company" means ADAC Laboratories, a California corporation.

               (d) Date of Agreement. "Date of Agreement" means July 17, 1995.

               (e) Date of Grant. "Date of Grant" means July 17, 1995.

               (f) Shares. Shares means up to 60,000 shares of Common Stock, which amount is subject to adjustment pursuant to Section 5 hereof.

               (g) Value at Exercise. "Value at Exercise" means the closing market price of the Company's Common Stock on the Nasdaq Stock Market (or, if the Common Stock should cease to be traded thereon, on such other exchange or public trading market on which the Common Stock may then become traded) on the date this Warrant is surrendered.

               (h) Warrant. "Warrant" means this Warrant which entitles Bain & Company, Inc., subject to the provisions and upon the terms and conditions set forth herein, to purchase shares of Common Stock.

               (i) Warrant Price. "Warrant Price" means initially a price of $11.875 per share of Common Stock, which price is subject to adjustment pursuant to Section 5 hereof.

2.      Conditions to Exercise.

        (a) Vesting. Subject to subsection 2(b) below, the purchase right represented by this Warrant shall be exercisable, cumulatively, as to the number of Shares subject to the Warrant shown below at any time during the term of this Warrant.


                                    NUMBER OF SHARES             CUMULATIVE NUMBER
        VESTING DATE                BECOMING EXERCISABLE         OF SHARES EXERCISABLE
        ------------                --------------------         ---------------------

        August 17, 1995                     6,000                        6,000
        September 17, 1995                  6,000                       12,000
        October 17, 1995                    6,000                       18,000
        November 17, 1995                   6,000                       24,000
        December 17, 1995                   6,000                       30,000
        January 17, 1996                    6,000                       36,000
        February 17, 1996                   6,000                       42,000
        March 17, 1996                      6,000                        48,000
        April 17, 1996                      6,000                       54,000
        May 17, 1996                        6,000                       60,000


        (b) Continued Consulting. In the event that Bain & Company, Inc. shall cease to serve as a consultant of the Company for any reason, the Warrant shall be exercisable only as to those shares which had vested (as noted in subsection 2(a) by the date that the Company gives Bain & Company, Inc. notice of its termination as a consultant to the Company or the date that Bain & Company, Inc. gives the Company notice that it is ceasing to serve as a consultant to the Company, whichever is earlier. The vesting of this Warrant is earned by Bain & Company, Inc.'s continued service as a consultant. This Warrant does not constitute an express or implied promise of a continued consulting relationship for the vesting period or any other period.

               If Bain & Company, Inc. temporarily ceases to serve as Consultant to the Company, then the vesting shall end as of the date services cease and shall resume when services are re-engaged, but in no event later than the expiration date of the warrant.

3.      Method of Exercise; Payment; Issuance of New Warrant

        The holder hereof shall have the option to exercise this Warrant pursuant to the method set out in either Section 3(a) or 3(b) below.

        (a) Standard Method. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant at the principal office of the Company and by the payment to the Company, in cash or by check acceptable to the Company, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

        (b) Net Issuance Method. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant at the principal office of the Company. Upon such surrender, the holder of this Warrant is entitled to receive such number of fully paid and non assessable shares of the Company's Common stock as equals the product of
        (x) and (y) below, where (x) equals the quotient of (i) the Value at Exercise less the then applicable Warrant Price divided by (ii) the Value at Exercise and (y) equals the number of Shares for which this Warrant is being exercised. If the result of the foregoing calculation results in a number equal to or less than zero, no shares shall be delivered upon surrender of this Warrant.

        (c) Issuance of New Warrant. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock issuable upon such exercise shall be delivered to the holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such reasonable time. The holder hereof shall pay all transfer taxes, if any, arising from the exercise of this Warrant, and shall pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding requirements.

4.      Stock Fully Paid; Reservation of Shares

        All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non assessable. During the period within which the rights represented by this Warrant may be exercised, the Company will, at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.      Adjustment of Purchase Price and Number of Share.

        The securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

        (b) In the case of any reclassification or similar change of outstanding shares of Common Stock, or in case of any consolidation of the Company with or merger of the Company into another corporation (other than a merger whose sole purpose is to change the state of incorporation of the Company or a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as and entirety or substantially as an entirety, the holder hereof shall have the right thereafter without payment of additional consideration, upon exercise of its rights hereunder, to receive the kind and amount of shares of stock and other securities and property that the holder hereof would have received, upon such reclassification, change, consolidation, merger, sale of conveyance. Alternatively, the Board of Directors of the Company may, in its sole discretion, provide a 30-day period immediately prior to such event in which the holder shall have the right to exercise the Warrant in whole or in part without regard to limitations on vesting. It shall be a condition of the effectiveness of any such transaction that one of the foregoing provisions of the benefit of this Warrant shall be lawfully and adequately provided for.

        (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

        (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6.      Notice of Adjustments.

        Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

7.      Fractional Shares.

        No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Value at Exercise then in effect.

8. Compliance with Securities Act; Non-transferability of Warrant; Disposition of Shares of Common Stock.


        (a)Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, acknowledges and agrees that this Warrant has not been and the shares of Common Stock to be issued upon exercise hereof may not be registered under the Act and this Warrant is being and the Common Stock may be issued to holder under one or more exemptions from registration provided by the Act and the rules and regulations promulgated thereunder and that the Company is relying on the truth and accuracy of holder's representations and warranties contained herein in doing so without registering the same under the Act. Holder represents and warrants that (i) this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, and not with a view to distribution or resale, (ii) holder has such knowledge and experience in financial and business matters as to be capable of evaluating the risks of this Warrant and any investment in the Common Stock upon exercise of this Warrant, (iii) holder has received such information concerning the Company and has had an opportunity to make inquiry as to the Company so as to allow the holder to make an informed investment decision to exercise this Warrant, (iv) holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, and (v) holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, holder shall, if requested by the Company, confirm in writing to the Company, the truth and accuracy of the foregoing representations and warranties with respect to holder's investment in the Common Stock. Holder acknowledges and agrees that this Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."


        (b) Transferability of Warrant. This Warrant may not be sold, transferred or assigned without the prior written consent of the Company and, if required, any governmental authority.

        (c) Disposition of Shares of Common Stock. With respect to any offer, sale or other disposition of any shares of Common stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law than in effect) of such shares of Common Stock and indicating whether or not under the Act certificates for such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder may sell or otherwise dispose of such shares of Common Stock in accordance with the terms of the notice delivered to the Company., If the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall promptly notify the holder.

               Notwithstanding the foregoing paragraph, such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.

               Each certificate representing the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connections with such restrictions.


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


9.      No Rights of Stockholders.

        No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

10.     Expiration of Warrant.

        This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Pacific Standard Time, on July 17, 2000.


                                ADAC LABORATORIES



                                By:
                                   -------------------
                                   ROBERT A. STARR
                                   Assistant Secretary


Date of Grant:  July 17, 1995




ACCEPTED AND AGREED

BAIN & COMPANY, INC.



By:
    ------------------------------

Name:
      ----------------------------

Title:
       -----------------------------


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